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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 28, 2000 (February 11, 2000)

                               WORLD ACCESS, INC.
               (Exact Name of Registrant as Specified in Charter)



      DELAWARE                     0-29782                    58-2398004
     (State of              (Commission File No.)          (I.R.S. Employer
   Incorporation)                                        Identification No.)



                       945 E. PACES FERRY ROAD, SUITE 2200
                             ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)


                                 (404) 231-2025
              (Registrant's telephone number, including area code)












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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         On February 11, 2000, World Access Telecommunications Group, Inc., an indirect, wholly-owned subsidiary of World Access, Inc. ("WAXS"), acquired substantially all of the assets and assumed substantially all of the liabilities of Long Distance International Inc. ("LDI"). Operating under the NETnet name throughout Europe, LDI offers an array of telecommunications services concentrating on the needs of business customers in Austria, France, Germany, Italy, Norway, Spain, Sweden, Switzerland and the United Kingdom.

         Pursuant to the terms of the Asset Purchase Agreement, dated December 17, 1999, LDI, NETnet International S.A. and the holders of LDI's $225 million aggregate principal amount of 12.25% Senior Notes due 2008 (the "Notes"), received approximately $185 million of Convertible Preferred Stock, Series D, of WAXS (the "Preferred Stock"). Approximately ten percent (10%) of the Preferred Stock was placed in escrow for six (6) months to satisfy any future indemnification claims. The consideration paid by WAXS in connection with the transaction was determined by arm's length negotiations between the parties.

         The Preferred Stock bears no dividend and is convertible into shares of WAXS Common Stock at a conversion rate of $18 per common share, subject to potential adjustment under certain circumstances. If the closing trading price of WAXS Common Stock exceeds $18 per share for 60 consecutive trading days, the Preferred Stock will automatically convert into WAXS Common Stock. The holders of the Preferred Stock will vote on an as-converted basis with the holders of WAXS Common Stock.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements.

                  In accordance with Item 7(a)(4) of Form 8-K, the historical financial statements of LDI required to be filed with the Commission will be filed as an amendment to this report under cover of Form 8-K/A on or before April 26, 2000.

         (b)      Pro Forma Financial Information.

                  In accordance with Item 7(b)(2) of Form 8-K, any pro forma financial information required to be filed with the Commission will be filed as an amendment to this report under cover of Form 8-K/A on or before April 26, 2000.

         (c)      Exhibits.


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
EXHIBIT NUMBER                           DESCRIPTION
    2    Asset Purchase Agreement, dated December 17, 1999, by and between World
         Access, Inc. and Long Distance International Inc.  The following is a list of omitted exhibits, schedules and other attachments which WAXS agrees to furnish supplementally to the Commission upon request:

                EXHIBITS TO ASSET PURCHASE AGREEMENT:

                1.1               The Assets
                1.2               Excluded Assets
                1.3               Certificate of Designation
                1.3(a)            Names of Note Holders
                4.11              Severance
                5.2(d)            LDI Plan
                6.1(a)            Litigation Accruals


                SCHEDULES TO ASSET PURCHASE AGREEMENT:

                2.1(a)            Organization; Standing and Power; Subsidiaries
                2.1(b)(2)         Capital Structure
                2.1(b)(3)         Capitalization; Warrants and Options
                2.1(c)(3)         Consents
                2.1(d)(2)         Undisclosed Liabilities or Obligations
                2.1(d)(3)         Consolidating Financial Statements
                2.1(e)            Liens
                2.1(f)            Indebtedness
                2.1(i)            Material Suits and Proceedings
                2.1(n)(1)         Tax Returns Not Filed
                2.1(n)(3)         Tax Sharing Agreements
                2.1(n)(5)         Subsidiary Tax Status
                2.1(n)(6)         "Group" Taxes
                2.1(o)            Material Agreements
                2.1(q)(1)(a)      Employee Benefit Plans and Arrangements
                2.1(q)(1)(b)      Compliance with ERISA and the Code
                2.1(r)            Material Licenses

    4    Certificate of Designation of Convertible Preferred Stock, Series D.

   99 Press Release dated February 14, 2000 announcing the acquisition of substantially all of the assets of Long Distance International Inc.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


                                            WORLD ACCESS, INC.



Date: February 28, 2000                     By: /s/ MARTIN D. KIDDER
                                                --------------------
                                            Martin D. Kidder
                                            Vice President and Controller


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